As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-37521

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.	CFB CAPITAL II
(Exact name of registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-0391436	45-04477717
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

520 Main Avenue	520 Main Avenue
Fargo, North Dakota 58124-0001	Fargo, North Dakota 58124-0001
(701) 298-5600	(701) 298-5600
(Address, including zip code, and telephone number, including area code of registrant’s principal executive office)	(Address, including zip code, and telephone number, including area code of co-registrant’s principal executive office)

KEVIN F. AMES	KEVIN F. AMES
Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer
1450 Treat Boulevard	1450 Treat Boulevard
Walnut Creek, California 94597	Walnut Creek, California 94597
(808) 525-7000	(808) 525-7000
(Name, address and telephone number, including area code, of agent for service)	(Name, address and telephone number, including area code, of agent for service)

Copy to:
Rodney R. Peck
Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
SIGNATURES

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-3, Registration Statement No. 333-37521 filed on October 9, 1997, as it pertains to Junior Subordinated Debentures of Community First Bankshares, Inc., Capital Securities of CFB Capital II and the Guarantee of Community First Bankshares, Inc., with respect to the Capital Securities.

     The undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Kevin F. Ames
Kevin F. Ames, Executive Vice President
and Chief Financial Officer

CFB CAPITAL II
By:	Community First Bankshares, Inc.
on behalf of CFB Capital II

By:	/s/ Kevin F. Ames
Kevin F. Ames
Executive Vice President and Chief Financial Officer